                                                                    Exhibit 24.1

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each of Bank of America Corporation, and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints Charles M. Berger, Rachel
R. Cummings and Paul J. Polking, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) one or more Registration Statements of Bank of America Corporation on Form S-3 relating to the issuance of shares of the Common Stock of Bank of America Corporation pursuant to the Bank of America Corporation Key Employee Stock Plan, as amended and restated, and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the "Registration Statements"), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statements under such securities laws, regulations or requirements as may be applicable; and each of Bank of America Corporation and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Bank of America Corporation might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of Bank of America Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statements under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

     IN WITNESS WHEREOF, Bank of America Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

                                        BANK OF AMERICA CORPORATION


                                        By: /s/ Kenneth D. Lewis
                                            ------------------------------------
                                            Kenneth D. Lewis
                                            Chairman and Chief Executive Officer
Dated: June 27, 2001

      Signature                         Title                       Date
      ---------                         -----                       ----

/s/ Kenneth D. Lewis                                              June 27, 2001
-------------------------   Chairman, Chief Executive Officer
Kenneth D. Lewis            and Director
                            (Principal Executive Officer)

/s/ James H. Hance, Jr.                                           June 27, 2001
-------------------------   Vice Chairman, Chief
James H. Hance, Jr.         Financial Officer and Director
                            (Principal Financial Officer)

/s/ Marc D. Oken                                                  June 27, 2001
-------------------------   Executive Vice President and
Marc D. Oken                Principal Financial Executive
                            (Principal Accounting Officer)

/s/ John R. Belk            Director                              June 27, 2001
-------------------------
John R. Belk


/s/ Charles W. Coker        Director                              June 27, 2001
-------------------------
Charles W. Coker


/s/ Frank Dowd, IV          Director                              June 27, 2001
-------------------------
Frank Dowd, IV


/s/ Kathleen F. Feldstein   Director                              June 27, 2001
-------------------------
Kathleen F. Feldstein


/s/ Paul Fulton             Director                              June 27, 2001
-------------------------
Paul Fulton


/s/ Donald E. Guinn         Director                              June 27, 2001
-------------------------
Donald E. Guinn


_________________________
C. Ray Holman               Director                              June __, 2001


/s/ Walter E. Massey        Director                              June 27, 2001
-------------------------
Walter E. Massey


/s/ C. Steven McMillan      Director                              June 27, 2001
-------------------------
C. Steven McMillan

/s/ Patricia E. Mitchell      Director            June 27, 2001
-------------------------
Patricia E. Mitchell


/s/ O. Temple Sloan, Jr.      Director            June 27, 2001
-------------------------
O. Temple Sloan, Jr.


/s/ Meredith R. Spangler      Director            June 27, 2001
-------------------------
Meredith R. Spangler


/s/ Ronald Townsend           Director            June 27, 2001
-------------------------
Ronald Townsend


/s/ Jackie M. Ward            Director            June 27, 2001
-------------------------
Jackie M. Ward


/s/ Virgil R. Williams        Director            June 27, 2001
-------------------------
Virgil R. Williams

                          Bank of America Corporation

                   Extract of Board of Director Resolutions

                                 June 27, 2001

     RESOLVED, that Charles M. Berger, Rachel R. Cummings and Paul J. Polking be, and each of them with full power to act without the other hereby is, authorized and empowered to sign the aforesaid Form S-3 Registration Statements [relating to the Bank of America Corporation Key Employee Stock Plan] and any amendment or amendments thereto (including any post-effective amendments) on behalf of and as attorneys for the Corporation and on behalf of and as attorneys for any of the following: the chief executive officer, the principal financial officer, the principal accounting officer and any other officer of the Corporation.



                           CERTIFICATE OF SECRETARY
                           ------------------------


     I, ALLISON L. GILLIAM, Assistant Secretary of Bank of America Corporation, a corporation duly organized and existing under the laws of the State of Delaware, do hereby certify that the foregoing is a true and correct extract of resolutions duly adopted by a majority of the entire Board of Directors of said Corporation at a meeting of said Board of Directors held on June 27, 2001, at which meeting a quorum was present and acted throughout and that said resolution is in full force and effect and has not been amended or rescinded as of the date hereof.

     IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of said corporation this 28th day of June, 2001.


(SEAL)



                                          /s/ Allison L. Gilliam
                                          -----------------------
                                          Allison L. Gilliam
                                          Assistant Secretary